Exhibit 5.1

June 3, 2016

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EPR Properties, a Maryland real estate investment trust (the “Company”), and the direct or indirect subsidiaries of the Company that are listed on Schedule 1 hereto (the “Guarantors”, and collectively with the Company, the “Issuers”), and, at the request of the Company, have examined the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and regulations promulgated thereunder. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

The Registration Statement relates to, among other things, the registration under the Securities Act of an indeterminate number or amount of (i) debt securities of the Company (the “Debt Securities”), (ii) the full and unconditional guarantees (the “Guarantees”) by the Guarantors of the Debt Securities, (iii) common shares of beneficial interest, $0.01 par value per share, of the Company (the “Common Shares”), (iv) preferred shares of beneficial interest, $0.01 par value per share, of the Company (the “Preferred Shares”), (v) depositary shares representing Preferred Shares (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”), (vi) warrants to purchase one or more classes of securities registered under the Registration Statement (the “Warrants”), and (vii) units comprised of one or more classes of securities registered under the Registration Statement (the “Units” and, together with the Debt Securities, the Guarantees, the Common Shares, the Preferred Shares, the Depositary Shares and the Warrants, the “Registered Securities”), in each case, which may be offered from time to time, as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).

As described in the Prospectus, (i) the Debt Securities are to be issued in one or more series, together with the related Guarantees, if applicable, pursuant to one or more indentures (each, an “Indenture”) to be entered into between the Issuers and one or more trustees party thereto (each, a “Trustee”), substantially in the form of Exhibit 4.4, Exhibit 4.5 or Exhibit 4.14 to the Registration Statement and, in the case of the Debt Securities, are to be evidenced by the Company’s notes (collectively, the “Notes”) substantially in the form of Exhibit A to the applicable form of Indenture, (ii) the

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June 3, 2016

Depositary Shares are to be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”), (iii) the Warrants are to be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”), and (iv) the Units are to be issued in one or more series pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (each, a “Unit Agent”), as applicable. Each Indenture, Note, Depositary Agreement, Warrant Agreement and Unit Agreement, and each underwriting agreement and other agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with an offering of Registered Securities are referred to herein as “Related Documents”.

As the basis for the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the Amended and Restated Declaration of Trust of the Company, as amended to date (the “Charter”), (iii) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), (iv) the organizational documents and agreements, as applicable, of the respective Guarantors, (v) resolutions and the record of actions taken by the Company’s board of trustees and committees thereof, by the Company’s shareholders, and by the governing bodies of the respective Guarantors, in each case, with respect to, among other things, the authorization and approval of the applicable Registered Securities and the preparation and filing with the Commission of the Registration Statement, and (vi) such other instruments, documents and corporate records as we have deemed necessary or appropriate for purposes of the opinions expressed herein. In addition, we have reviewed certain certificates of public officials and of officers of the Issuers and have examined such matters of law, in each case, as we have deemed necessary as a basis for the opinions expressed herein.

For purposes of the opinions expressed herein, we have assumed (i) the accuracy and completeness of all documents submitted to us, (ii) the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies, (iii) the legal capacity of all natural persons, (iv) the genuineness of the signatures of persons signing all documents in connection with which the opinions herein are rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers, (v) that the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland, (vi) that each of the Guarantors is a corporation, limited partnership or limited liability company, as applicable, duly formed or organized,

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June 3, 2016

validly existing and in good standing under the laws of its jurisdiction of formation or organization, (vii) that each Issuer has the requisite organizational and legal power and authority to issue and offer the Registered Securities to be issued by it and to enter into and perform its obligations under the Related Documents to which it is to be a party, (viii) that the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery by each Issuer of the Related Documents to which it is to be a party, in each case, have been duly authorized and approved by the applicable Issuer (such approvals referred to herein as the “Approval Proceedings”), (ix) that the Approval Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents and other documents relating to the offering or issuance of the Registered Securities (A) are in accordance with all applicable laws, the Company’s Charter and Bylaws, and the organizational documents and agreements, as applicable, of the respective Guarantors, and (B) do not conflict with any contractual or other restrictions which are binding on any Issuer, (x) that each Trustee, Depositary, Warrant Agent and Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite organizational and legal power and authority to enter into and to perform its obligations under the Related Documents to which it is a party, (xi) that when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Issuers, (xii) that each Related Document has been, or will be, properly filed with the Commission as an exhibit to the Registration Statement, including any amendment thereto, or as an exhibit to any report filed by the Company under the Exchange Act that is properly incorporated by reference in the Registration Statement, in each case, as permitted by the Securities Act and the rules and regulations of the Commission thereunder, and (xiii) that the Registered Securities of the Company will not be issued or transferred in violation of any restriction or limitation contained in the Charter or the Bylaws. In addition, we have assumed the accuracy of, and have relied upon, the statements, representations and certificates of public officials and of officers of the Issuers with respect to certain factual matters that we have not independently established or verified.

Our opinions expressed herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law, and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

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June 3, 2016

1. Each series of Debt Securities and, if applicable, the Guarantees, will be validly issued and constitute valid and binding obligations of the Company and the Guarantors, as applicable, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the applicable Indenture (and any related supplemental indenture) relating to such series of Debt Securities and, if applicable, the Guarantees, shall have been qualified under the Trust Indenture Act of 1939, as amended, (iii) all Approval Proceedings relating to such series of Debt Securities and, if applicable, the Guarantees, and any applicable Related Documents, shall have been duly completed and shall not have been modified or rescinded, (iv) the applicable Indenture (and any related supplemental indenture) relating to such series of Debt Securities as well as the Notes to evidence such series of Debt Securities and, if applicable, the Guarantees, shall have been duly executed, authenticated, issued and delivered by the parties thereto as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Indenture and the applicable Approval Proceedings, and (v) such series of Debt Securities, evidenced by the applicable Notes, shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, in each case, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Indenture (and any related supplemental indenture) and the applicable Approval Proceedings.

2. Each series of Depositary Shares will be validly issued, and the related Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, in each case, when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Approval Proceedings relating to such series of Depositary Shares, the Preferred Shares underlying such series of Depositary Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Depositary Agreement relating to such series of Depositary Shares shall have been duly executed and delivered by the Company and the applicable Depositary, (iv) the Preferred Shares underlying such series of Depositary Shares shall have been validly issued and fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (v) the applicable Depositary Receipts relating to such series of Depositary Shares shall have been (A) duly executed by such Depositary as provided in such Depositary Agreement and the applicable Approval Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), in each case, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Depositary Agreement and the applicable Approval Proceedings.

3. Each series of Warrants will be validly issued and constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Approval Proceedings relating to such series of Warrants and the applicable Registered Securities which are issuable upon

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June 3, 2016

exercise thereof and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Warrant Agreement relating to such series of Warrants shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (iv) such series of Warrants shall have been (A) duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable Approval Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), in each case, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Warrant Agreement and the applicable Approval Proceedings.

4. Each series of Units will constitute the valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Approval Proceedings relating to such series of Units and the applicable Registered Securities which are issuable upon exercise thereof and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, (iii) the applicable Unit Agreement relating to such series of Units shall have been duly executed and delivered by the Company and the applicable Unit Agent, and (iv) such series of Units shall have been (A) duly executed by the Company and authenticated by the Unit Agent as provided in the applicable Unit Agreement and the applicable Approval Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), in each case, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Unit Agreement and the applicable Approval Proceedings.

5. The Common Shares will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Approval Proceedings relating to such Common Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, and (iii) such Common Shares shall have been (A) duly executed by the Company and authenticated as provided by the applicable Approval Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), in each case, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the applicable Approval Proceedings.

6. Each series of Preferred Stock will be validly issued, fully-paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) all Approval Proceedings relating to such series of Preferred Shares and any applicable Related Documents shall have been duly completed and shall not

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June 3, 2016

have been modified or rescinded, and (iii) such series of Preferred Shares shall have been (A) duly executed by the Company and authenticated as provided by the applicable Approval Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor (including any consideration delivered upon exercise of a Warrant or conversion of any Registered Security in accordance with its terms), in each case, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and the applicable Approval Proceedings.

Our opinions and statements expressed herein are restricted to matters governed by (i) the federal laws of the United States of America, (ii) the laws of the State of Missouri, (iii) with respect to opinions expressed above as to the Company, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, (iv) with respect to opinions expressed above as to those Guarantors which are Delaware corporations, the General Corporation Law of Delaware, 8 Del. Code Ann. §§ 101 et seq., (v) with respect to opinions expressed above as to those Guarantors which are Delaware limited liability companies, the Delaware Limited Liability Company Act, 6 Del. Code Ann. §§ 18-101 et seq., (vi) with respect to opinions expressed above as to those Guarantors which are Delaware limited partnerships, the Delaware Limited Partnership Act, 6 Del. Code Ann. §§ 17-101 et seq., and (vii) with respect to opinions expressed above as to the Guarantor which is a New York limited partnership, the New York State Revised Limited Partnership Act, §§ 121-101 et seq., and we express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the statutes, ordinances, rules and regulations of counties, towns, municipalities and special political subdivisions of any state. We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions herein are based and any other laws that may actually govern.

The opinions expressed herein are limited to the specific issues addressed herein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. This letter shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.

EPR Properties

June 3, 2016

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder.

Sincerely,

/s/ Stinson Leonard Street LLP

EPR Properties

June 3, 2016

SCHEDULE 1

Guarantors

Name of Guarantor	State of incorporation or organization
30 West Pershing, LLC	Missouri
Adelaar Developer, LLC	Delaware
Burbank Village, L.P.	Delaware
Cantera 30 Theatre, L.P.	Delaware
ECE I, LLC	Delaware
ECE II, LLC	Delaware
ECS Douglas I, LLC	Delaware
Education Capital Solutions, LLC	Delaware
EPR Hialeah, Inc.	Missouri
EPR Karting, LLC	Delaware
EPR North US LP	Delaware
EPR Tuscaloosa, LLC	Delaware
EPT 909, Inc.	Delaware
EPT Aliso Viejo, Inc.	Delaware
EPT Boise, Inc.	Delaware
EPT Charlotte, LLC	Delaware
EPT Concord II, LLC	Delaware
EPT Dallas, LLC	Delaware
EPT Davie, Inc.	Delaware
EPT Deer Valley, Inc.	Delaware
EPT DownREIT II, Inc.	Missouri
EPT Fontana, LLC	Delaware
EPT Gulf Pointe, Inc.	Delaware
EPT Hamilton, Inc.	Delaware
EPT Huntsville, Inc.	Delaware
EPT Hurst, Inc.	Delaware
EPT Kalamazoo, Inc.	Missouri
EPT Little Rock, Inc.	Delaware
EPT Mad River, Inc.	Missouri
EPT Melbourne, Inc.	Missouri
EPT Mesa, Inc.	Delaware
EPT Mesquite, Inc.	Delaware
EPT Mount Snow, Inc.	Delaware
EPT Nineteen, Inc.	Delaware
EPT Oakview, Inc.	Delaware
EPT Pensacola, Inc.	Missouri
EPT Pompano, Inc.	Delaware
EPT Raleigh Theatres, Inc.	Delaware

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June 3, 2016

Name of Guarantor	State of incorporation or organization
EPT Ski Properties, Inc.	Delaware
EPT South Barrington, Inc.	Delaware
EPT Twin Falls, LLC	Delaware
EPT Waterparks, Inc.	Delaware
Flik, Inc.	Delaware
Megaplex Four, Inc.	Missouri
Megaplex Nine, Inc.	Missouri
New Roc Associates, L.P.	New York
Tampa Veterans 24, L.P.	Delaware
WestCol Center, LLC	Delaware

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